EXHIBIT 23.1

                  CONSENT OF RICHARD O. WEED TO USE OF OPINION



                                WEED & CO. L.P.

                        4695 MacARTHUR COURT, SUITE 1450
                 NEWPORT BEACH, CALIFORNIA 92660-2164 TELEPHONE
                    (949) 475-9086 FACSIMILE (949) 475-9087






                                                  May  30, 2001

Board of Directors
NetHoldings.Com Inc.
2929 South Maryland Parkway
Las Vegas, Nevada 89109

         Re:  Form S-8

Gentlemen:

         I hereby consent to the filing of my opinion dated even date herewith as an Exhibit to the Form S-8 Registration Statement to be filed by NetHoldings.Com, Inc.

         I further consent to the reference to me and my opinion under the caption "Legal Opinion and Experts" in the Prospectus.

                                                  Very truly yours,



                                                  /s/ Richard O. Weed
                                                  ---------------------
                                                      Richard O. Weed




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